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                                                                    Exhibit 23.0


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84606) of Developers Diversified Realty Corporation of our report dated June 7, 1999 relating to the financial statements of the Developers Diversified Realty Corporation Profit Sharing Plan and Trust, which appears in the Annual Report of the Developers Diversified Realty Corporate Profit Sharing Plan and Trust on Form 11-K for the year ended December 31, 1998.



PricewaterhouseCoopers LLP

Cleveland, Ohio
June 29, 1999